                                                                  EXHIBIT (a)(8)

                AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY  QUANTITATIVE  EQUITY FUNDS, INC., a Maryland  corporation
whose  principal  Maryland  office  is  located  in  Baltimore,   Maryland  (the
"Corporation"),  hereby  certifies to the State  Department of  Assessments  and
Taxation of Maryland that:

     FIRST:  The  Corporation  is  registered  as an open-end  company under the
Investment Company Act of 1940.

     SECOND: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of Directors of the  Corporation has (i) established two new series of shares  titled Core Equity Fund and  Quantitative  Equity Fund and
(ii) increased in some cases and decreased in some cases the number of shares of capital stock of certain series that the  Corporation  has authority to issue in accordance with Section  2-105(c) of the Maryland  General  Corporation Law (the
"Reallocation").

     THIRD:  Immediately  prior  to the  Reallocation  the  Corporation  had the authority  to issue  Three  Billion  (3,000,000,000)  shares of  capital  stock.
Following the  Reallocation,  the  Corporation  has the authority to issue Three
Billion (3,000,000,000) shares of capital stock.

     FOURTH:  The par value of shares of the Corporation's  capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

     FIFTH:  Immediately prior to the  Reallocation,  the aggregate par value of all  shares of stock that the  Corporation  was  authorized  to issue was Thirty
Million  Dollars  ($30,000,000).  After giving effect to the  Reallocation,  the aggregate par value of all shares of stock that the Corporation is authorized to issue is Thirty Million Dollars ($30,000,000).

     SIXTH: Immediately prior to the Reallocation,  the ten (10) Series of stock of the  Corporation and the number of shares and aggregate par value of each was as follows:

SERIES                               NUMBER OF SHARES      AGGREGATE PAR VALUE
------                               ----------------      -------------------

Global Gold Fund                       260,000,000              $2,600,000
Income & Growth Fund                   680,000,000              $6,800,000
Equity Growth Fund                     470,000,000              $4,700,000
Utilities Fund                         110,000,000              $1,100,000
Disciplined Growth Fund                130,000,000              $1,300,000
Long-Short Equity Fund                 250,000,000              $2,500,000
Small Company Fund                     810,000,000              $8,100,000
NT Equity Growth Fund                   50,000,000               $ 500,000
NT Small Company Fund                  500,000,000               $ 500,000
International Core Equity Fund         190,000,000              $1,900,000

The par  value of each  share of stock in each  Series is One Cent  ($0.01)  per share.

     SEVENTH:  Immediately  prior to the  Reallocation,  the  number  of  shares allocated  among  the duly  established  classes  of  shares  (each  hereinafter referred  to as a "Class")  of the ten (10)  Series of stock and  aggregate  par value of each class was as follows:

                                                     NUMBER OF
                                                     SHARES AS         AGGREGATE
SERIES NAME                       CLASS NAME         ALLOCATED         PAR VALUE
-----------                       ----------       ------------        ---------

Global Gold Fund                  Investor          250,000,000       $2,500,000
                                  Advisor            10,000,000          100,000

Income & Growth Fund              Investor          400,000,000       $4,000,000
                                  Institutional      60,000,000          600,000
                                  Advisor           200,000,000        2,000,000
                                  C                  10,000,000          100,000
                                  R                  10,000,000          100,000

Equity Growth Fund                Investor          300,000,000       $3,000,000
                                  Institutional     100,000,000        1,000,000
                                  Advisor            50,000,000          500,000
                                  C                  10,000,000          100,000
                                  R                  10,000,000          100,000

Utilities Fund                    Investor          100,000,000       $1,000,000
                                  Advisor            10,000,000          100,000

Disciplined Growth Fund           Investor          100,000,000       $1,000,000
                                  Institutional      10,000,000          100,000
                                  Advisor            10,000,000          100,000
                                  R                  10,000,000          100,000

Long-Short Equity Fund            Investor          100,000,000       $1,000,000
                                  Institutional      50,000,000          500,000
                                  Advisor            60,000,000          600,000
                                  R                  10,000,000          100,000
                                  A                  10,000,000          100,000
                                  B                  10,000,000          100,000
                                  C                  10,000,000          100,000

Small Company Fund                Investor          400,000,000       $4,000,000
                                  Institutional     200,000,000        2,000,000
                                  Advisor           200,000,000        2,000,000
                                  R                  10,000,000          100,000

NT Equity Growth Fund             Institutional      50,000,000         $500,000

NT Small Company Fund             Institutional      50,000,000         $500,000

International Core Equity Fund    Investor          100,000,000       $1,000,000
                                  Institutional      50,000,000          500,000
                                  A                  10,000,000          100,000
                                  B                  10,000,000          100,000
                                  C                  10,000,000          100,000
                                  R                  10,000,000          100,000

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     EIGHTH: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of  Directors of the  Corporation  has  allocated  Three
Billion  (3,000,000,000)  shares of the Three Billion  (3,000,000,000) shares of authorized  capital  stock of the  Corporation  among the twelve  (12) Series of stock of the Corporation as follows:

SERIES                                 NUMBER OF SHARES      AGGREGATE PAR VALUE
------                                 ----------------      -------------------

Global Gold Fund                          260,000,000             $ 2,600,000
Income & Growth Fund                      680,000,000             $ 6,800,000
Equity Growth Fund                        470,000,000             $ 4,700,000
Utilities Fund                            110,000,000             $ 1,100,000
Disciplined Growth Fund                   130,000,000             $ 1,300,000
Long-Short Equity Fund                    200,000,000             $ 2,000,000
Small Company Fund                        810,000,000             $ 8,100,000
NT Equity Growth Fund                      50,000,000             $   500,000
NT Small Company Fund                      50,000,000             $   500,000
International Core Equity Fund            190,000,000             $ 1,900,000
Core Equity Fund                           25,000,000              $  250,000
Large Cap Growth Fund                      25,000,000              $  250,000

     NINTH:  Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of
Directors of the Corporation (a) has duly established Classes for each Series of the capital stock of the Corporation and (b) has allocated shares  designated to each Series in Article EIGHTH above among the Classes of shares.  As a result of the  Reallocation,  the  Classes of shares of the twelve (12) Series of stock of the  Corporation  and the number of shares and aggregate par value of each is as follows:

                                                     NUMBER OF
                                                     SHARES AS         AGGREGATE
SERIES NAME                       CLASS NAME         ALLOCATED         PAR VALUE
-----------                       ----------       ------------        ---------

Global Gold Fund                  Investor          250,000,000       $2,500,000
                                  Advisor            10,000,000          100,000
Income & Growth Fund              Investor          400,000,000       $4,000,000
                                  Institutional      60,000,000          600,000
                                  Advisor           200,000,000        2,000,000
                                  C                  10,000,000          100,000
                                  R                  10,000,000          100,000
Equity Growth Fund                Investor          300,000,000       $3,000,000
                                  Institutional     100,000,000        1,000,000
                                  Advisor            50,000,000          500,000
                                  C                  10,000,000          100,000
                                  R                  10,000,000          100,000
Utilities Fund                    Investor          100,000,000       $1,000,000
                                  Advisor            10,000,000          100,000
Disciplined Growth Fund           Investor          100,000,000       $1,000,000
                                  Institutional      10,000,000          100,000
                                  Advisor            10,000,000          100,000
                                  R                  10,000,000          100,000

                                       3

                                                     NUMBER OF
                                                     SHARES AS         AGGREGATE
SERIES NAME                       CLASS NAME         ALLOCATED         PAR VALUE
-----------                       ----------       ------------        ---------

Long-Short Equity Fund            Investor          100,000,000       $1,000,000
                                  Institutional      50,000,000          500,000
                                  R                  10,000,000          100,000
                                  A                  20,000,000          200,000
                                  B                  10,000,000          100,000
                                  C                  10,000,000          100,000
Small Company Fund                Investor          400,000,000       $4,000,000
                                  Institutional     200,000,000        2,000,000
                                  Advisor           200,000,000        2,000,000
                                  R                  10,000,000          100,000
NT Equity Growth Fund             Institutional      50,000,000         $500,000
NT Small Company Fund             Institutional      50,000,000         $500,000
International Core Equity Fund    Investor          100,000,000       $1,000,000
                                  Institutional      50,000,000          500,000
                                  A                  10,000,000          100,000
                                  B                  10,000,000          100,000
                                  C                  10,000,000          100,000
                                  R                  10,000,000          100,000
Core Equity Fund                  Investor           25,000,000         $250,000
Quantitative Equity Fund          Investor           25,000,000         $250,000

     TENTH:  Except as  otherwise  provided by the express  provisions  of these
Articles  Supplementary,  nothing herein shall limit, by inference or otherwise, the  discretionary  right of the Board of  Directors to  serialize,  classify or reclassify and issue any unissued  shares of any Series or Class or any unissued shares that have not been  allocated  to a Series or Class,  and to fix or alter all terms thereof,  to the full extent provided by the Articles of Incorporation of the Corporation.

     ELEVENTH: A description of the Series and Classes of shares,  including the
preferences,   conversion  and  other  rights,   voting  powers,   restrictions,
limitations  as to  dividends,  qualifications,  and  terms and  conditions  for redemption is set forth in the Articles of  Incorporation of the Corporation and
is not  changed by these  Articles  Supplementary,  except  with  respect to the creation and/or designation of the various Series.

     TWELFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

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     IN WITNESS WHEREOF,  AMERICAN CENTURY  QUANTITATIVE  EQUITY FUNDS, INC. has
caused these Articles  Supplementary  to be signed and  acknowledged in its name and on its  behalf  by its  Vice  President  and  attested  to by its  Assistant
Secretary on this 9th day of April, 2007.

                                      AMERICAN CENTURY QUANTITATIVE
                                        EQUITY FUNDS, INC.

ATTEST:

/s/ Otis H. Cowan                     By: /s/ David H. Reinmiller
-----------------------------------       --------------------------------------
Name:  Otis H. Cowan III                  Name:  David H. Reinmiller
Title:    Assistant Secretary             Title:    Vice President

     THE  UNDERSIGNED  Vice President of AMERICAN  CENTURY  QUANTITATIVE  EQUITY
FUNDS,  INC., who executed on behalf of said Corporation the foregoing  Articles
Supplementary to the Charter,  of which this certificate is made a part,  hereby acknowledges,  in the name of and on behalf of said  Corporation,  the foregoing
Articles  Supplementary  to  the  Charter  to  be  the  corporate  act  of  said
Corporation,  and  further  certifies  that,  to  the  best  of  his  knowledge, information and belief,  the matters and facts set forth therein with respect to the approval  thereof are true in all material  respects  under the penalties of perjury.

Dated:  April 9, 2007                 /s/ David H. Reinmiller
                                      ------------------------------------------
                                      David H. Reinmiller, Vice President

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